UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/   /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/   /   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/   /   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR         240.14d-2(b))

/   /   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR         240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  American Financial Group, Inc. announced that Carl H. Lindner stepped down as Chief Executive Officer of the Company, effective as of January 18, 2005, remaining Chairman of the Board. This move implements the Company's executive succession plan announced in August 2004.

As previously announced, Fred J. Runk, the Senior Vice President and Treasurer of the Company will retire in March and has stepped down as the Company's chief financial officer effective January 18, 2005.

(c)  1.   Effective January 18, 2005, Carl H. Lindner III and S. Craig Lindner were elected by the Board of Directors as Co-Chief Executive Officers to succeed Carl H. Lindner and Keith A. Jensen succeeded Mr. Runk as the Company's chief financial officer.

2.   Carl H. Lindner III and S. Craig Lindner are sons of Carl H. Lindner. Please see the Press Release attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.
    Pro forma financial information.  Not applicable.
    Exhibits

Exhibit No.	Description

99.1	Press release, dated January 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: January 20, 2005
By: Karl J. Grafe
Karl J. Grafe
Vice President